Exhibit 99.1

Contacts:
Bill Slater	Jeanne Hopkins
EVP and CFO	Director, Marketing
Symmetricom	Symmetricom
408-428-7801	408-964-7635
bslater@symmetricom.com	jhopkins@symmetricom.com

Symmetricom Reports Third Quarter FY2007 Financial Results

SAN JOSE, Calif. — May 2, 2007 — Symmetricom, Inc. (NASDAQ:SYMM), a leading worldwide supplier of network synchronization and timing solutions, today reported financial results for its fiscal 2007 third quarter ended March 31, 2007.

Fiscal third quarter revenue was $51.9 million from continuing operations, an increase of $10.4 million, or 25.1 percent from revenue of $41.5 million in the third quarter of the prior year. For the nine-month period ended March 31, 2007, revenue was $151.0 million, an increase of $21.6 million, or 16.7 percent, from revenue of $129.4 million in the same period of the prior year.

Net earnings from continuing operations in the fiscal third quarter were $2.1 million or $0.05 per share on a fully diluted basis.  In the third fiscal quarter a year ago, net losses from continuing operations were $(5.7) million, or $(0.12) per share. For the nine-month period ended March 31, 2007, net earnings from continuing operations were $7.9 million or $0.17 per share on a fully diluted basis, compared with net losses of $(2.1) million, or $(0.05) per share, in the same period of the prior year.

In the fiscal third quarter Symmetricom’s “other revenue” segment, which consisted of manufacturing performed in our Puerto Rico plant for third parties, ceased operations. The results for this segment are now reported as discontinued operations. The consolidated statements of operations for all periods were adjusted to reflect the change for discontinued operations. Net losses from discontinued operations in the fiscal third quarter were $(0.3) million, or $(0.01) per share on a fully diluted basis. For the nine-month period ended March 31, 2007, net earnings from discontinued operations were $0.4 million, or $0.01 per share on a fully diluted basis. The exit from this business was originally announced in Symmetricom’s Form 8-K filing on April 28, 2006.

Non-GAAP net earnings, which exclude discontinued operations, certain items related to non-cash compensation, amortization of acquired intangibles and other non-recurring charges, were $4.3 million, or $0.09 per share on a fully diluted basis, compared with non-GAAP net earnings of $2.3 million, or $0.05 per share, in the third quarter a year ago.  For the nine-month period ended March 31, 2007, non-GAAP net earnings from continuing operations were $13.6 million,

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or $0.29 per share on a fully diluted basis, compared with non-GAAP net earnings from continuing operations for the same period of the prior year of $9.6 million, or $0.21 per share.

Telecom Solutions Division revenue was $34.2 million in the quarter, an increase of $6.0 million, or 21.4 percent, from the $28.2 million in revenue reported in the prior year period. Revenue for the nine-month period ended March 31, 2007, was $99.1 million, an increase of $14.9 million, or 17.7 percent, from revenue of $84.2 million in the same period of the prior year.

Timing, Test & Measurement Division revenue in the quarter was $17.4 million, an increase of $4.0 million, or 30.1 percent, from revenue of $13.3 million in the same period of the prior year. Revenue for the nine-month period ended March 31, 2007, was $51.5 million, an increase of $6.3 million, or 14.0 percent, from revenue of $45.2 million in the same period of the prior year.

Revenue for the QoE Assurance Division, formed after the acquisition of QoSmetrics in the current fiscal quarter, was $0.4 million.

“We saw some level of upgrade activity from both AT&T and Verizon in the quarter, which helped propel our wireline revenues up 27 percent from the third quarter of the prior year and improve our overall gross margin due to favorable sales mix impact,” said Thomas Steipp, president and CEO of Symmetricom. “Additionally, we started shipping TimeCreator™ to cable equipment manufacturers and service providers for lab and field trials. In the quarter, we also saw a solid level of evaluations, trials and interest in solutions from our newly formed QoE Assurance Division.”
Outlook for Q4 FY07

Symmetricom expects fourth quarter FY07 revenue to be in the range of $53.0 million to $58.0 million.  GAAP earnings are expected to be between $0.02 and $0.06 per share on a fully diluted basis.  Non-GAAP earnings are expected to be between $0.07 and $0.11 per share on a fully diluted basis.

Investor Conference Call

Management will hold a conference call to discuss these results today, May 2 at 1:30 p.m. Pacific Time.  Those wishing to join should dial 1-210-234-0000 and reference the passcode “Symmetricom.”  A live webcast of the conference call will also be available via the company’s web site at www.symmetricom.com.  A replay of the call will be available until May 9 at 11:59 p.m. Pacific Time.  To access the replay, please dial 1-203-369-3901.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides ‘Perfect Timing’ to customers around the world. Since 1985, the company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized

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oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), Precision Time Protocol (IEEE 1588), and others supporting the world’s migration to Next-Generation-Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit http://www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the “Reconciliation of GAAP to Non-GAAP Results” schedules included in this press release, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, impairment of goodwill and other intangibles, integration and restructuring charges and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of the company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior, to or as a substitute for, data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of future revenue and earnings, as well as the information regarding the usefulness of the non-GAAP financial information. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in, or suggested by, such forward-looking statements include: reduced rates of demand for telecommunication products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to negotiate contracts with our customers, our ability to maintain gross margins, timing of orders, cancellation or delay of customer orders, loss of customers, difficulties in manufacturing products to specification or customer volume requirements, challenges in integrating businesses, customer acceptance of new products, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended June 30, 2006, and subsequent filings with the SEC. Forward-looking statements are made as of the date of this press release and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Note: Financial schedules attached.

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SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2007	2006	2007	2006

Net revenue	$51,943	$41,532	$150,964	$129,358
Cost of products and services	26,238	22,029	79,916	66,043
Amortization of purchased technology	966	774	2,541	2,849
Impairment of purchased technology	—	1,198	—	1,198
Integration and restructuring charges	110	425	188	769
Gross Profit	24,629	17,106	68,319	58,499
Gross Margin	47.4%	41.2%	45.3%	45.2%
Operating Expenses:
Research and development	6,453	4,886	16,168	13,739
Selling, general and administrative	15,808	13,721	43,050	42,024
Impairment of goodwill	—	6,963	—	6,963
Acquired in-process research and development	(330)	—	188	—
Amortization of intangibles	272	117	534	404
Integration and restructuring charges	196	—	196	—
Operating income (loss)	2,230	(8,581)	8,183	(4,631)
Interest income	2,212	1,983	6,976	5,294
Interest expense	(1,208)	(1,252)	(3,641)	(3,744)
Earnings (loss) before income taxes	3,234	(7,850)	11,518	(3,081)
Income tax provision (benefit)	1,130	(2,154)	3,630	(1,007)
Net earnings (loss) from continuing operations	2,104	(5,696)	7,888	(2,074)
Gain (loss) from discontinued operations, net of tax	(349)	509	385	915
Net earnings (loss)	$1,755	$(5,187)	$8,273	$(1,159)

Earnings (loss) per share - basic:
Earnings (loss) from continuing operations	$0.05	$(0.12)	$0.17	$(0.05)
Gain (loss) from discontinued operations	(0.01)	0.01	0.01	0.02
Net earnings (loss)	$0.04	$(0.11)	$0.18	$(0.03)
Weighted average shares outstanding - basic	45,596	46,003	45,563	46,088

Earnings (loss) per share - diluted:
Earnings (loss) from continuing operations	$0.05	$(0.12)	$0.17	$(0.05)
Gain (loss) from discontinued operations	(0.01)	0.01	0.01	0.02
Net earnings (loss)	$0.04	$(0.11)	$0.18	$(0.03)
Weighted average shares outstanding - diluted	46,594	46,003	46,465	46,088

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SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2007	2006	2007	2006
Reconciliation from GAAP to Non-GAAP
Net earnings (loss) from continuing operations:
GAAP earnings (loss) from continuing operations (GAAP)	$2,104	$(5,696)	$7,888	$(2,074)

Equity-based compensation expense:
Cost of products and services	271	156	735	440
Research and development	478	135	764	369
Selling, general and administrative	1,110	1,018	2,908	2,847
Total equity-based compensation expense	1,859	1,309	4,407	3,656
Amortization of intangible assets:
Cost of products and services	966	774	2,541	2,849
Operating expenses	272	117	534	317
Total amortization of intangible assets:	1,238	891	3,075	3,166

Impairment charges:
Purchased Technology	—	1,198	—	1,198
Goodwill	—	6,963	—	6,963
Total impairment charges:	—	8,161		8,161

Integration and restructuring charges	306	425	384	769
Write-off of non collectable sublease contract	298	—	298	—
Acquired in-process research and development	(330)	—	188	—
Income tax effect of Non-GAAP adjustments	(1,178)	(2,804)	(2,632)	(4,096)
Non-GAAP net income from continuing operations	$4,297	$2,286	$13,608	$9,582

Earnings (loss) from continuing operations per share-diluted:
GAAP earnings (loss) from continuing operations	$0.05	$(0.12)	$0.17	$(0.05)
Non-GAAP earnings (loss) from continuing operations	$0.09	$0.05	$0.29	$0.21
Shares used in diluted shares calculation	46,594	46,003	46,465	46,088

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SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2007	2006	2007	2006
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$51,943	$41,532	$150,964	$129,358
GAAP Gross profit	24,629	17,106	68,319	58,499
GAAP Gross margin	47.4%	41.2%	45.3%	45.2%

Add Non-GAAP Items:
Equity-based compensation expense:	271	156	735	440
Impairment charges	—	1,198	—	1,198
Amortization of intangible assets	966	774	2,541	2,849
Integration and restructuring charges	110	425	188	769

Non-GAAP Gross profit	$25,976	$19,659	$71,783	$63,755
Non-GAAP Gross margin	50.0%	47.3%	47.5%	49.3%
Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$51,943	$41,532	$150,964	$129,358
GAAP Operating expenses	22,399	25,687	60,136	63,130
Operating expenses % to revenue	43.1%	61.8%	39.8%	48.8%

Add Non-GAAP Items:
Equity-based compensation expense:	1,588	1,153	3,672	3,216
Impairment of goodwill	—	6,963	—	6,963
Uncollectable sublease payment	298	—	298	—
Amortization of intangible assets	272	117	534	317
Acquired in-process research and development	(330)	—	188	—
Integration and restructuring charges	196	—	196	—

Non-GAAP operating expenses	$20,375	$17,454	$55,248	$52,634
Non-GAAP operating expenses % to revenue	39.2%	42.0%	36.6%	40.7%

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SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited

	March 31,	June 30,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$52,656	$82,193
Short-term investments	124,694	106,696
Accounts receivable, net	34,734	33,015
Inventories, net	36,795	30,717
Prepaids and other current assets	12,375	10,240
Total current assets	261,254	262,861
Property, plant and equipment, net	26,664	26,553
Goodwill, net	58,123	45,899
Other intangible assets, net	16,814	8,200
Deferred taxes and other assets	43,225	48,405
Note receivable from employee	500	500
Total assets	$406,580	$392,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,806	$13,359
Accrued compensation	13,360	10,352
Accrued warranty	3,598	3,547
Other accrued liabilities	13,655	12,024
Current maturities of long-term obligations	1,496	1,286
Total current liabilities	44,915	40,568
Long-term liabilities	125,877	126,670
Deferred income taxes	334	619
Total liabilities	171,126	167,857
Stockholders’ equity:
Common stock	184,115	181,696
Accumulated other comprehensive income	464	263
Retained earnings	50,875	42,602
Total stockholders’ equity	235,454	224,561
Total liabilities and stockholders’ equity	$406,580	$392,418

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